Exhibit 99.1

MoneyLion’s Q1 2023 Results Highlight Growth and Steady Path to Profitability

GAAP Revenue of $94 million in the First Quarter of 2023, up 34% Year-over-Year

Reached Quarterly GAAP Net Loss of $9 million and Positive Adjusted EBITDA of $7 million

Total Customer Adds of 1.3 Million in Q1 2023; Total Customers up 102% Year-over-Year to 7.8 Million

NEW YORK, NY, May 9, 2023 – MoneyLion Inc. (“MoneyLion”) (NYSE: ML), a leader in financial technology powering the next generation of personalized products and content, today announced financial results for the first quarter ended March 31, 2023. MoneyLion will host a conference call and webcast at 10:00 a.m. ET today. An earnings presentation and link to the webcast are available at investors.moneylion.com.

“I am extremely proud of our team’s strong performance in the first quarter, surpassing our own guidance,” said Dee Choubey, MoneyLion’s co-founder and Chief Executive Officer. “These results underscore our consistent progress towards profitability. Our Consumer business exceeded our expectations, demonstrating the incredible value of our products to our customers. We continue to leverage our platform of capabilities to drive low customer acquisition costs and our advanced AI and technology to manage risk, driving exceptionally strong credit performance. Our expansion into high-value third-party product verticals, including high-yield savings, CDs, safe driver tracking, and health, has significantly broadened our reach and bolstered our network of over 1,000 Enterprise Partners.”

Financial Results(1)*

	Three Months Ended March 31,
(in thousands)	2023	2022	% Change
GAAP
Total revenues, net	$93,669	$69,714	34%
Gross profit	51,654	40,333	28%
Net loss	(9,217)	(9,978)	—

Non-GAAP
Adjusted Revenue	$89,006	$66,477	34%
Adjusted Gross Profit	51,653	40,314	28%
Adjusted EBITDA	7,296	(24,792)	—

(in millions)
Key Operating Metrics
Total Customers	7.8	3.9	102%
Total Products	14.7	9.0	63%
Total Originations	$506	$408	24%

Choubey continued, “Despite the recessionary backdrop and challenging economic climate, our Consumer business showed remarkable resilience due to the strong dynamics in the labor markets, and our Enterprise business persevered by diversifying our offer set with existing and new partners in the face of macro-economic headwinds impacting our network. Moving forward, we remain laser-focused on delivering growth by enhancing the overall customer experience to solidify our position as a leader in the industry, while striving towards steady profitability, creating value for all of MoneyLion’s stakeholders.”

“MoneyLion delivered GAAP revenue of $94 million, Adjusted Revenue of $89 million and improved our Adjusted EBITDA to $7 million in the first quarter. For the first quarter of 2023, Adjusted Revenue grew 34% year-over-year and exceeded our guidance of $85 to $88 million, and Adjusted EBITDA also exceeded our guidance of negative $4 million to $0 million. For the second quarter of 2023, we expect GAAP revenue of $95 to $100 million and Adjusted EBITDA of $1 to $8 million,” said Rick Correia, MoneyLion’s Chief Financial Officer.

Total revenues, net increased 34% to $93.7 million for the first quarter of 2023 compared to the first quarter of 2022. Adjusted Revenue increased 34% to $89.0 million for the first quarter of 2023 compared to the first quarter of 2022.

Gross profit increased 28% to $51.7 million for the first quarter of 2023 compared to the first quarter of 2022. Adjusted Gross Profit increased 28% to $51.7 million for the first quarter of 2023 compared to the first quarter of 2022.

MoneyLion recorded a net loss of $9.2 million for the first quarter of 2023 versus a net loss of $10.0 million in the first quarter of 2022. Adjusted EBITDA was $7.3 million for the first quarter of 2023 versus ($24.8) million in the first quarter of 2022, when adjusted for the following non-operating costs:

	Three Months Ended March 31,
(dollar amounts in thousands)	2023	2022
Net loss	$(9,217)	$(9,978)
Add back:
Interest related to corporate debt	3,560	1,387
Income tax benefit	(24)	(28,417)
Depreciation and amortization expense	6,184	3,421
Changes in fair value of warrant liability	149	(3,910)
Change in fair value of contingent consideration from mergers and acquisitions	(246)	4,660
Stock-based compensation expense	5,705	3,268
One-time expenses	1,185	4,777
Adjusted EBITDA	$7,296	$(24,792)

Customer, Origination and Product Growth

Total Customers grew 102% year-over-year to 7.8 million for the first quarter of 2023. Total Products of 14.7 million was up 63% year-over-year for the first quarter of 2023. Total Originations grew 24% year-over-year to $506 million for the first quarter of 2023.

Q2 2023 Financial Guidance:

For the second quarter of 2023, MoneyLion expects:

●	Total revenues, net of approximately $95 to $100 million

●	Gross profit margin of 54% to 58%

●	Adjusted EBITDA of approximately $1 to $8 million

During the quarter, MoneyLion determined that Adjusted Revenue was no longer a key performance metric that it uses to measure revenue and evaluate its business performance and that Adjusted Gross Profit was no longer a key performance metric that it uses to measure profitability and evaluate its business performance. As a result, MoneyLion will no longer be presenting Adjusted Revenue or Adjusted Gross Profit for subsequent quarters and, accordingly, is no longer providing financial guidance with respect to Adjusted Revenue or Adjusted Gross Profit.

(1) Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA are non-GAAP measures. Refer to the definitions in the discussion of non-GAAP financial measures and the accompanying reconciliations below.

* Based on information available to MoneyLion as of the date of this release and subject to the completion of its quarterly closing procedures and review by MoneyLion’s independent registered public accounting firm.

Conference Call

MoneyLion will hold a conference call today at 10:00 a.m. ET to discuss its first quarter 2023 results. A live webcast will be available on MoneyLion’s Investor Relations website at investors.moneylion.com. Please dial into the conference 5-10 minutes prior to the start time and ask for the MoneyLion first quarter 2023 earnings call.

Toll-free dial-in number: 1-877-502-7184

International dial-in number: 1-201-689-8875

Following the call, a replay and transcript will be available on the same website.

About MoneyLion

MoneyLion is a leader in financial technology powering the next generation of personalized products and content, with a top consumer finance mobile app, a premier embedded finance platform for enterprise businesses and a world-class media arm. MoneyLion’s mission is to positively change people’s financial path by rewiring the financial system and empowering them with greater financial literacy and access. In our go-to money app for consumers, we deliver curated content on finance and related topics, through a tailored feed that engages people to learn and share. People take control of their money life with our innovative financial products and marketplace - including our full-fledged suite of features to save and invest - seamlessly bringing together the best offers and content from MoneyLion and our 1,000+ enterprise partner network, together in one experience. MoneyLion’s enterprise technology provides the definitive search engine and marketplace for financial products, enabling any company to add embedded finance to their business, with advanced AI-backed data and tools through our platform and API. Established in 2013, MoneyLion connects millions of people with the financial products and content they need, when and where they need it.

For more information about the company, visit www.moneylion.com. For investor information and updates, visit investors.moneylion.com and follow @MoneyLionIR on Twitter.

Forward-Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding, among other things, MoneyLion’s financial position, results of operations, cash flows, prospects and growth strategies. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of MoneyLion’s management, are subject to a number of risks and uncertainties and are not predictions of actual performance. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of MoneyLion.

Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, among other things: factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control; MoneyLion's ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform; MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties; demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion; any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties; MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions; MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel; MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital; MoneyLion's ability to achieve or maintain profitability in the future; intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate; risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies; MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties; MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion; MoneyLion's ability to establish and maintain an effective system of internal controls over financial reporting; MoneyLion’s ability to maintain the listing of MoneyLion’s Class A common stock and of MoneyLion’s publicly traded warrants to purchase MoneyLion Class A common stock on the New York Stock Exchange and any volatility in the market price of MoneyLion’s securities; and factors discussed in MoneyLion’s filings with the Securities and Exchange Commission. There may be additional risks that MoneyLion presently knows or that MoneyLion currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

In addition, forward-looking statements reflect MoneyLion’s expectations, plans or forecasts of future events and views as of the date of this press release. MoneyLion anticipates that subsequent events and developments will cause its assessments to change. However, while MoneyLion may elect to update these forward-looking statements at some point in the future, MoneyLion specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing MoneyLion’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Financial Information; Non-GAAP Financial Measures

Some of the financial information and data contained in this press release, such as Adjusted Revenue, Adjusted Gross Profit and Adjusted EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). MoneyLion management historically used and uses these non-GAAP measures for various purposes, including as measures of performance and as a basis for strategic planning and forecasting. MoneyLion believes these non-GAAP measures of financial results provide relevant and useful information to management and investors regarding certain financial and business trends relating to MoneyLion’s results of operations. MoneyLion’s method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MoneyLion does not recommend the sole use of these non-GAAP measures to assess its financial performance. MoneyLion management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MoneyLion’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. You should review MoneyLion’s financial statements, which are included in MoneyLion’s filings with the U.S. Securities and Exchange Commission, and not rely on any single financial measure to evaluate MoneyLion’s business.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measure are set forth below. To the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, which could be material based on historical adjustments. Accordingly, a reconciliation is not available without unreasonable effort.

During the quarter, MoneyLion determined that Adjusted Revenue was no longer a key performance metric that it uses to measure revenue and evaluate its business performance and that Adjusted Gross Profit was no longer a key performance metric that it uses to measure profitability and evaluate its business performance. As a result, MoneyLion will no longer be presenting Adjusted Revenue or Adjusted Gross Profit for subsequent quarters.

Definitions:

Adjusted Revenue: A non-GAAP measure, defined as total revenues, net plus amortization of loan origination costs less provision for loss on subscription receivables, provision for loss on fees receivables and revenue derived from phased out products.

Adjusted Gross Profit: A non-GAAP measure, defined as gross profit less revenue derived from phased out products.

Adjusted EBITDA: A non-GAAP measure, defined as net income (loss) plus interest expense related to corporate debt, income tax expense (benefit), depreciation and amortization expense, change in fair value of warrants, change in fair value of subordinated convertible notes, change in fair value of contingent consideration from mergers and acquisitions, goodwill impairment loss, stock-based compensation and one-time expenses less origination financing cost of capital.

Total Customers: Defined as the cumulative number of customers that have opened at least one account, including banking, membership subscription, secured personal loan, cash advance, managed investment account, cryptocurrency account and customers that are monetized through our marketplace and affiliate products. Total Customers also include customers that have submitted for, received or clicked on at least one marketplace loan offer. Previously, Total Customers included all customers that submitted for or clicked on an offer through our marketplace but were not necessarily monetized, which we changed beginning in the third quarter of 2022 in order to more accurately reflect management’s view of our customers. Total Customers for all prior periods have been recast to present the updated definition of Total Customers.

Total Products: Defined as the total number of products that our Total Customers have opened, including banking, membership subscription, secured personal loan, cash advance, managed investment account, cryptocurrency account and monetized marketplace and affiliate products, as well as customers who signed up for our financial tracking services (with either credit tracking enabled or external linked accounts), whether or not the customer is still registered for the product. Total Products also include marketplace loan offers that our Total Customers have submitted for, received or clicked on through our marketplace. If a customer has funded multiple secured personal loans or cash advances or opened multiple products through our marketplace, it is only counted once for each product type. Previously, Total Products included all products for which our Total Customers submitted or clicked on an offer but were not necessarily monetized, which we changed beginning in the third quarter of 2022 in order to more accurately reflect management’s view of our products. Total Products for all prior periods have been recast to present the updated definition of Total Products.

Total Originations: Defined as the dollar volume of the secured personal loans originated and cash advances funded within the stated period. All originations were originated directly by MoneyLion.

Enterprise Partners: Composed of Product Partners and Channel Partners. Product Partners are the providers of the financial and non-financial products and services that we offer in our marketplaces, including financial institutions, financial service providers and other affiliate partners. Channel Partners are organizations that allow us to reach a wide base of consumers, including but not limited to news sites, content publishers, product comparison sites and financial institutions.

MONEYLION INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollar amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Revenue
Service and subscription revenue	$90,741	$67,146
Net interest income on loan receivables	2,928	2,568
Total revenue, net	93,669	69,714
Operating expenses
Provision for credit losses on consumer receivables	16,511	23,044
Compensation and benefits	24,408	22,043
Marketing	6,392	11,416
Direct costs	29,802	21,204
Professional services	4,999	7,288
Technology-related costs	6,038	4,505
Other operating expenses	8,995	10,769
Total operating expenses	97,145	100,269
Net loss before other (expense) income and income taxes	(3,476)	(30,555)
Interest expense	(7,511)	(6,174)
Change in fair value of warrant liability	(149)	3,910
Change in fair value of contingent consideration from mergers and acquisitions	246	(4,660)
Other income (expense)	1,649	(916)
Net loss before income taxes	(9,241)	(38,395)
Income tax benefit	(24)	(28,417)
Net loss	$(9,217)	$(9,978)

MONEYLION INC.

CONSOLIDATED BALANCE SHEETS

(dollar amounts in thousands, except per share amounts)

(Unaudited)

	March 31,	December 31,
	2023	2022
Assets
Cash	$96,756	$115,864
Restricted cash, including amounts held by variable interest entities (VIEs) of $12,302 and $36,235	14,000	37,845
Consumer receivables	176,211	169,976
Allowance for credit losses on consumer receivables	(27,473)	(24,841)
Consumer receivables, net, including amounts held by VIEs of $121,734 and $113,963	148,738	145,135
Enterprise receivables, net	22,961	19,017
Property and equipment, net	2,682	2,976
Intangible assets, net	189,394	194,247
Goodwill	26,721	26,600
Other assets	55,907	54,658
Total assets	$557,159	$596,342
Liabilities, Redeemable Convertible Preferred Stock and Stockholders' Equity
Liabilities:
Secured loans	$88,726	$88,617
Accounts payable and accrued liabilities	50,294	58,129
Warrant liability	486	337
Other debt, including amounts held by VIEs of $119,650 and $143,394	119,650	143,394
Other liabilities	29,184	33,496
Total liabilities	288,340	323,973
Commitments and contingencies
Redeemable convertible preferred stock (Series A), $0.0001 par value; 45,000,000 shares authorized as of March 31, 2023 and December 31, 2022, 25,701,595 and 25,655,579 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively	173,328	173,208
Stockholders' equity:
Class A Common Stock, $0.0001 par value; 66,666,666 shares authorized as of March 31, 2023 and December 31, 2022, 8,831,402 and 8,799,069 issued and outstanding, respectively, as of March 31, 2023 and 8,619,678 and 8,587,345 issued and outstanding, respectively, as of December 31, 2022	1	1
Additional paid-in capital	771,881	766,839
Accumulated deficit	(666,691)	(657,979)
Treasury stock at cost, 32,333 shares at March 31, 2023 and December 31, 2022	(9,700)	(9,700)
Total stockholders' equity	95,491	99,161
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$557,159	$596,342

MONEYLION INC.
RECONCILIATION OF REVENUE TO ADJUSTED REVENUE
(dollar amounts in thousands)
	Three Months Ended March 31,
	2023	2022
Total revenues, net	$93,669	$69,714
Add back:
Amortization of loan origination costs	248	324
Less:
Provision for credit losses on receivables - subscription receivables	(736)	(1,541)
Provision for credit losses on receivables - fees receivables	(4,174)	(2,001)
Revenue derived from products that have been phased out	(1)	(20)
Adjusted Revenue	$89,006	$66,477

MONEYLION INC.
RECONCILIATION OF REVENUE TO ADJUSTED GROSS PROFIT
(dollar amounts in thousands)
	Three Months Ended March 31,
	2023	2022
Total revenue, net	$93,669	$69,714
Less:
Cost of Sales
Direct costs	(29,802)	(21,204)
Provision for credit losses on receivables - subscription receivables	(736)	(1,541)
Provision for credit losses on receivables - fees receivables	(4,174)	(2,001)
Technology related costs	(3,274)	(2,461)
Professional services	(1,357)	(1,056)
Compensation and benefits	(2,542)	(1,014)
Other operating expenses	(130)	(104)
Gross Profit	$51,654	$40,333
Less:
Revenue derived from products that have been phased out	(1)	(20)
Adjusted Gross Profit	$51,653	$40,314

MONEYLION INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(dollar amounts in thousands)

	Three Months Ended March 31,
	2023	2022
Net loss	$(9,217)	$(9,978)
Add back:
Interest related to corporate debt	3,560	1,387
Income tax benefit	(24)	(28,417)
Depreciation and amortization expense	6,184	3,421
Changes in fair value of warrant liability	149	(3,910)
Change in fair value of contingent consideration from mergers and acquisitions	(246)	4,660
Stock-based compensation expense	5,705	3,268
One-time expenses	1,185	4,777
Adjusted EBITDA	$7,296	$(24,792)

Contacts

MoneyLion Investor Relations

ir@moneylion.com

MoneyLion Communications

pr@moneylion.com